UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PERICOM SEMICONDUCTOR CORPORATION

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Supplement

To

Proxy Statement Dated October 30, 2015,

as supplemented November 9, 2015,

For

SPECIAL MEETING OF SHAREHOLDERS

OF

PERICOM SEMICONDUCTOR CORPORATION

TO BE HELD ON NOVEMBER 20, 2015

The date of this Supplement is November 12, 2015.

Pericom Semiconductor Corporation (“Pericom,” “we” and “us”) is furnishing this supplement dated November 12, 2015 to the proxy statement filed by Pericom with the Securities and Exchange Commission (“SEC”) on October 30, 2015, as supplemented by a supplement thereto dated November 9, 2015 (collectively, the “proxy statement”), in connection with the special meeting of Pericom shareholders to be held on Friday, November 20, 2015, at 9:00 a.m. Pacific standard time.

The following information supersedes and supplements any information in the proxy statement relevant to the applicable topic. Except as specifically supplemented by the information contained in this supplement, all information set forth in the proxy statement remains unchanged. We urge you to read this supplement carefully and in its entirety together with the proxy statement. Any page references listed below are references to pages in the proxy statement, not this supplement to the proxy statement. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the proxy statement

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following information supplements the corresponding questions and answers under the heading “Questions and Answers About the Merger and the Special Meeting?” beginning on page 1 of the proxy statement. You are encouraged to read carefully this entire supplement and the entire proxy statement, including the Annexes and the other documents to which this supplement or the proxy statement refers or incorporates by reference, because the information in this section does not provide all the information that might be important to you.

The following language is hereby added to the end of the response to the question “Who can vote or submit a proxy to vote and attend the special meeting?”

“SEC Rule 14a-13(a)(3) requires that companies give 20 business days’ advance notice of the record date to brokers, dealers, voting trustees, banks, associations and other entities that exercise fiduciary powers in nominee names or otherwise, collectively referred to as nominee holders, or if such inquiry is impracticable 20 business days prior to the record date of a special meeting, as many days before the record date of such meeting as is practicable. On September 8, 2015, the same date upon which the Company’s engaged a proxy solicitor for the special meeting, the broker searches were commenced. At the time of the initiation of the broker search, the Company believed that it would likely be in a position to mail a definitive proxy statement to its shareholders as early as September 23, 2015 (the day following the Record Date). The Company’s notices were sent fewer than 20 business days prior to the Record Date, which did not comply with Rule 14a-13(a)(3), although the Company has confirmed that 100% of the nominee holders were notified of the Record Date prior to the Record Date. Since the purpose of Rule 14a-13(a)(3) is to ensure that nominee holders are provided sufficient notice to permit timely distribution of proxy or other meeting materials to all beneficial owners of shares held through nominee holders, the Company believes that this purpose has been satisfied notwithstanding the shortened notice period.”

If you have any questions about the Merger or how to submit your proxy, please contact our proxy solicitor, MacKenzie Partners, Inc., using the information below. If you would like additional copies, without charge, of the proxy statement, this supplement to the proxy statement or the WHITE proxy card, you should contact our proxy solicitor at:

Toll-free: (800) 322-2885

Collect: (212) 929-5500

Email: proxy@mackenziepartners.com

THIS SUPPLEMENT TO THE PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS SUPPLEMENT TO THE PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS SUPPLEMENT TO THE PROXY STATEMENT. THIS SUPPLEMENT TO THE PROXY STATEMENT IS DATED NOVEMBER 12, 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS SUPPLEMENT TO THE PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS SUPPLEMENT TO THE PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.